Exhibit 4.3
     DECLARATION OF TRUST, dated as of September 15, 2005, among HSBC Finance Corporation, a Delaware corporation, as Sponsor, and BNY Midwest Trust Company, The Bank of New York (Delaware), William H. Kesler, Beverley A. Sibblies and Dennis J. Mickey, as Trustees. The Sponsor and the Trustees hereby agree as follows:
     1. The trust created hereby shall be known as “Household Capital Trust IX”, in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.
     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitutes a statutory trust under Chapter 38 of title 12 of the Delaware Code, 12 Del. C. §§3801 et seq. (the “Statutory Trust Act”), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State substantially in the form attached hereto or in such other form as the Trustees may approve.
     3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form included as Exhibit 4(d) to the 1933 Act Registration Statement referred to below, or in such other form as the Trustees may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Preferred Securities and common interests referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. However, notwithstanding the foregoing, all Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.
     4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the agent of the Trust, (i) to file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the “1933 Act Registration Statement”) including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Trust Preferred Securities of the Trust and (b) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the Registration of the Trust Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with The New York Stock Exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Trust Preferred Securities of the Trust to be listed on The New York Stock Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Trust Preferred Securities under the securities or “Blue Sky” laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Trust Preferred Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust one or more underwriting agreements, dealer manager agreements, escrow agreements and other related agreements providing for or relating to the sale of the Trust Preferred Securities of the Trust. The Trustees further hereby ratify and approve all actions having previously been taken with respect to the foregoing. In the event that any filing referred to in clauses (i) – (iii) above is required by the rules and regulations of the Commission, The New York Stock Exchange or state securities or blue sky laws or is advised by the Sponsor, to be executed on behalf of the Trust by the Trustees, William H. Kesler, Beverley A. Sibblies and Dennis J. Mickey, in their capacities as Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that neither The Bank of New York (Delaware) or BNY Midwest Trust Company in its capacity as Trustee of the Trust, shall be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, The New York Stock Exchange or state securities or blue sky laws. In connection with all of the foregoing, the Sponsor and each such Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints Patrick D. Schwartz, L.S. Mattenson, Michael J. Forde and Karen P. Buschardt-Pisarczyk, and each of them, as his, her or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for the Sponsor or such Trustee or in the Sponsor’s or such Trustee’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.
     5. This Declaration of Trust may be executed in one or more counterparts.
     6. The number of Trustees initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than three (3); and provided, further that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days prior notice to the Sponsor; provided, however, that no resignation of The Bank of New York (Delaware) shall be effective until a successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such successor Delaware Trustee and delivered to the Trust, the Sponsor and The Bank of New York (Delaware).
7.	(a) To the fullest extent permitted by applicable law, the Sponsor agrees to indemnify the Trustees and any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Trustees (each of such persons being referred to as an “Indemnified Person”) for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this paragraph 7 shall survive the termination of this Declaration.
(b) The Indemnified Persons shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Sponsor, the Trustees or any holder of the Trust Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Indemnified Persons in good faith on behalf of the Trust and in a manner the Indemnified Persons reasonably believed to be within the scope of authority conferred on the Indemnified Persons by this Declaration or by law, except that the Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Indemnified Person’s negligence or bad faith with respect to such acts or omissions.
(c) The Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Indemnified Persons reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust.
(d) The provisions of this Section shall survive the termination of this Declaration or the earlier resignation or removal of the Indemnified Persons.
   8. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).
   9. The Trust may dissolve without issuing any Trust Preferred Securities at the election of the Sponsor.

     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

HSBC FINANCE CORPORATION as Sponsor
By:	/s/ EDGAR D. ANCONA
	Name:	Edgar D. Ancona
	Title:	Senior Vice President - Treasurer

BNY MIDWEST TRUST COMPANY, as Trustee
By:	/s/ D. G. DONOVAN
	Name:	D. G. Donovan
	Title:	Vice President

THE BANK OF NEW YORK (DELAWARE), as Trustee
By:	/s/ JAMES LONGSHAW
	Name:	James Longshaw
	Title:	SVP

/s/ WILLIAM H. KESSLER
William H. Kesler
as Trustee

/s/ DENNIS J. MICKEY
Dennis J. Mickey
as Trustee

/s/ BEVERLEY A. SIBBLIES
Beverley A. Sibblies
as Trustee